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                                                                    EXHIBIT 99.1

                            1998 Stock Option Plan

[LOGO]

                                  ENCAD, INC.

                            1998 STOCK OPTION PLAN



                                  ARTICLE ONE

                                  PROVISIONS


  I.      PURPOSE OF THE PLAN

          This 1998 Stock Option Plan ("the Plan") is intended to promote the interests of ENCAD, Inc., ("the Corporation") a Delaware corporation, by authorizing shares of the Corporation's Common Stock for issuance through option grants to be made from time to time to (i) Employees, including Officers, in the Service of the Corporation (or any Parent or Subsidiary),
(ii) independent consultants and advisors in the Service of the Corporation (or any Parent or Subsidiary), and (iii) Directors of the Corporation (or any Parent or Subsidiary).

II.         GENERAL

          A. The Plan was adopted by the Board on March 9, 1998 and shall become effective immediately upon approval by the stockholders of the Corporation on June 9, 1998.

          B. The Plan is independent of any of the Corporation's other stock option plans, and option shares issued under the Plan shall not reduce or otherwise affect the number of shares of the Corporation's Common Stock available for issuance under any of the Corporation's other plans. In addition, option shares issued under any of the Corporation's other plans shall not reduce or otherwise affect the number of shares of the Corporation's Common Stock available for issuance under the Plan.

          C. Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

          D. An Optionee under the Plan shall have none of the rights of a stockholder of the Corporation with respect to any option shares issued under the Plan until such Optionee has exercised the option, paid the exercise price for the purchased shares, and been issued such shares.

          E. Neither the grant of options nor the issuance of any shares pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.      STRUCTURE OF THE PLAN


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          A.   The Plan shall be divided into four separate components:  the
Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three, the Salary Reduction Option Grant Program specified in Article Four and the Director Fee Option Grant Program specified in Article Five ("the Programs").

          B. The provisions of Articles One and Six of the Plan, except as otherwise expressly provided, shall apply to each of the Programs and shall accordingly govern the interests of all Optionees in the Plan.

IV.       ELIGIBILITY

          A. The individuals eligible to participate in the Programs shall be limited to those Employees, including Officers, independent consultants and advisors in the Service of the Corporation (or any Parent or Subsidiary), and Directors of the Corporation (or any Parent or Subsidiary) at the time of grant.

          B. The individuals eligible to participate in the Automatic Option Grant Program shall be limited to Directors who are (i) first elected or appointed as Directors on or after the Effective Date of the Plan, whether through appointment by the Board or election by the Corporation's stockholders, provided they have not otherwise been Employees of the Corporation (or any Parent or Subsidiary), or (ii) re-elected as Directors at one or more annual stockholder meetings held after the Effective Date, whether or not such individuals are otherwise serving as Directors on the Effective Date.

          C. Only Directors shall be eligible to participate in the Director Fee Option Grant Program.

V.        ADMINISTRATION OF THE PLAN

          A. The Plan Administrator shall mean the Board, the Primary Committee or one or more Secondary Committees responsible for administering the Plan as set forth in this Article One, Section V.

          B. The Primary Committee shall have the sole and exclusive authority to administer the Discretionary Option Grant Program with respect to Officers and to select the individuals who are to participate in the Salary Reduction Option Grant Program. However, all grants under the Salary Reduction Option Grant Program shall be made in accordance with the express provisions of that Program.

          C. Except to the extent that the Primary Committee is granted sole and exclusive authority under one or more specific provisions of the Plan, administration of the Discretionary Option Grant Program with respect to all other Optionees may, at the Board's discretion, be delegated to the Primary Committee or the Secondary Committee, or the Board may retain the power to administer these programs with respect to such persons. The members of the Secondary Committee may be Employees.

          D. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed from service on a committee by the Board at any time. The Board may also at any time, terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to any Secondary Committee.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a member of the Board, and members of each committee shall accordingly be entitled to full indemnification and reimbursement as Board Members for their service on any such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any options granted under the Plan.


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          F.   Each Plan Administrator shall, within the scope of its
administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such Program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all persons who have an interest in the Discretionary Option Grant Program or any option thereunder.

          G. Each Plan Administrator shall have full authority, within the scope of its administrative jurisdiction, to determine which individuals are eligible to receive options under the Discretionary Option Grant Program, the time or times when such grants are to be made, the type of option granted, the number of shares to be covered by each such grant, the time or times when each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

          H. Notwithstanding the above, the administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms and conditions thereof, and no Plan
Administrator shall exercise any discretionary functions in respect to matters governed by those programs.

 VI.      STOCK SUBJECT TO THE PLAN

          A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 575,000 shares, subject to adjustment from time to time in accordance with the provisions of this Article One, Section
VI. However, no one person participating in the Plan may receive options for more than 175,000 shares of Common Stock per calendar year, beginning with the 1998 calendar year.

          B. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the option exercise or direct issue price paid per share pursuant to the Corporation's repurchase rights under the Plan shall also be available for subsequent issuance under the Plan.

          C. Should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should the shares of Common Stock otherwise issuable pursuant to the exercise of an outstanding option under the Plan be withheld by the Corporation to satisfy any applicable federal and state income and employment taxes incurred in connection with such exercise, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the Optionee.

          D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan (ii) the maximum number of shares for which stock options may be granted to any one person per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing Directors and (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


I.        OPTION TERMS

          Options granted under this Article Two shall be authorized by action of the Plan Administrator and shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms and conditions specified below. Options granted under this Article Two shall be Incentive Stock Options or Non-Statutory Options, as determined by the Plan Administrator.

          A.   GRANT DATE   Options granted to eligible participants under
this Article Two at such time or times as shall be determined by the Plan Administrator.

          B. EXERCISE PRICE The exercise price per share shall be fixed by the Plan Administrator at one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

          C.   PAYMENT

               1. Full payment of the exercise price and any applicable federal and state income and employment taxes shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

               a.  cash or check made payable to the Corporation's order,

               b. shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

               c. a combination of such shares, and cash or check made payable to the Corporation's order, or

               d. full payment effected through a "same-day sale" and remittance procedure pursuant to which the Optionee (a) shall concurrently provide irrevocable instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus any applicable federal and state income and employment taxes required to be withheld by the Corporation by reason of such purchase and
     (b) shall provide directives to the Corporation to deliver the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               2. Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          D.   VESTING   Each option shall become exercisable at such time or
times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing such option.

          E.   OPTION TERM    No option shall have a maximum term in excess of
ten (10) years measured from the grant date.

          F.   TRANSFERABILITY     During the lifetime of the Optionee, except
as provided in this Paragraph F of Article Two, options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However,


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the Plan Administrator may permit, in connection with the Optionee's estate plan, Non-Statutory Options to be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          G.   TERMINATION OF SERVICE

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                    a. Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such limited period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                    b. Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                    c. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any otherwise exercisable shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding for any and all shares for which the option is not otherwise at that time exercisable.

                    d. Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

               2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                    a. extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    b. permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments for which the option would have become exercisable had the Optionee continued in Service.


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II.       INCENTIVE STOCK OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Stock Options granted under this Article Two, Section II.
Incentive Stock Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to such terms and conditions.

          A.   OPTION PRICE AND TERM    The option price per share of any
share of Common Stock subject to an Incentive Stock Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such share of Common Stock on the grant date, provided that the option price per share of any option granted to a ten percent (10%) or more stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value. The term of grant of any option to any ten percent (10%) or more stockholder shall not be more than five (5) years.

          B.   DOLLAR LIMITATION   The aggregate Fair Market Value
(determined on the date or dates of grant) of the Common Stock for which one or more options granted under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Stock Options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

          C. Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Six of the Plan shall apply to all Incentive Stock Options granted hereunder.

          D. During the lifetime of the Optionee, Incentive Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

III.      CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each option outstanding at the time but not otherwise fully exercisable shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be continued by the Corporation (in the event that it is the surviving parent corporation in the Corporate Transaction) or is assumed by the successor corporation (or parent thereof), or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the shares for which the option is not otherwise at that time exercisable (the excess of the Fair Market Value of those shares over the exercise price payable for such shares) and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

          B. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          C. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the number and/or class of securities available for issuance under the Plan on an


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aggregate and per participant basis following the consummation of such
Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

          D. The Plan Administrator shall have full power and authority to grant options under the Plan which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

          E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options in connection with a Change in Control so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The accelerated option shall remain exercisable for fully-vested shares until the expiration or sooner termination of the option term. Alternatively, the Plan Administrator may condition such option acceleration upon the termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of the Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.


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                                 ARTICLE THREE

                        AUTOMATIC OPTION GRANT PROGRAM

I.        OPTION TERMS

          Options granted under the Automatic Option Grant Program shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. All options granted under the Automatic Option Grant Program shall be Non-Statutory Options. Stockholder approval of the Plan at the 1998 Annual Meeting of Stockholders will also constitute pre-approval of each option granted on or after the date of that meeting pursuant to the express provisions of this Article Three and the subsequent exercise of that option in accordance with its terms.

          A.   GRANT DATE

               1. Options granted under this Article Three shall be made on the dates specified below:

                    a. Each individual who first becomes a Director on or after the Effective Date of the Plan, whether through election by the Corporation's stockholders or appointment by the Board, and who has not otherwise been in the prior employ of the Corporation shall automatically be granted, at the time of such initial election or appointment, an option to purchase 15,000 shares Common Stock.

                    b. Each individual re-elected as a Director at one or more annual stockholder meetings, beginning with the 1998 Annual Meeting of Stockholders, shall automatically be granted, at each such meeting at which he or she is so re-elected, an option to purchase 5,000 shares of Common Stock. There shall be no limit on the number of option grants any one Director may receive over the period of service on the Board, and Directors who have previously been in the Corporation's employ shall be eligible to receive one or more such annual option grants over their period of continued Board service.

               2. The Automatic Option Grant Program under the Plan shall supersede and replace the automatic option grant program currently in effect for Directors under the Corporation's 1993 Stock Option/Stock Issuance Plan. Accordingly, upon stockholder approval of the Plan at the 1998 Annual Meeting of Stockholders, that program shall immediately terminate, and no further option grants shall be made to Directors under that program. All options granted to Directors on or after the date of the 1998 Annual Meeting of Stockholders, whether upon their initial election or appointment to the Board upon their re-election at one or more of the Corporation's subsequent annual meetings of stockholders, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Three. Should stockholder approval of the Plan not be obtained at the 1998 Annual Meeting of Stockholders, then the automatic option grant program under the Corporation's 1993 Stock Option/Stock Issuance Plan shall remain in full force and effect, and option grants shall be made under that program to all Directors re-elected at the 1998 Annual Meeting of Stockholders.

          B.   EXERCISE PRICE    The exercise price per share shall be
equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

          C.   PAYMENT

               1. Full payment of the exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

                    a. cash or check made payable to the Corporation's order,

                    b. shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

                    c. a combination of such shares, and cash or check made payable to the Corporation's order, or

                    d. full payment effected through a "same-day sale" and remittance procedure pursuant to which the Optionee (a) shall concurrently provide irrevocable instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus any applicable federal and state income and employment taxes required to be withheld by the Corporation by reason of such purchase and
     (b) shall provide directives to the Corporation to deliver the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               2. Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          D.   VESTING        Each option shall become exercisable in a
series of three (3) successive equal annual installments over the Optionee's period of service on the Board, with the first such installment to become exercisable one (1) year after the grant date. The option shall not become exercisable for any additional option shares following the Optionee's cessation of service on the Board for any reason. Notwithstanding the foregoing, all options shall become fully vested in the event that the Optionee ceases to provide service on the Board as a result of death or Permanent Disability.

          E.   OPTION TERM    Each option shall have a maximum term of ten
(10) years measured from the grant date.

          F.   TRANSFERABILITY     During the lifetime of the Optionee,
except as provided in this Paragraph F of Article Three, options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, the Optionee may, in connection with the Optionee's estate plan, assign an option under this Article Three in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Corporation may deem appropriate.

          G.   TERMINATION OF SERVICE

               1. Should the Optionee cease to serve on the Board for any reason (other than death) while holding one or more options under this Article Three, then such Optionee shall have a six (6) month period following the date of such cessation of service on the Board in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of service, with respect to any shares for which the option is not otherwise at that time exercisable.

               2. Should the Optionee die while serving as a member of the Board or within six (6) months after cessation of service on the Board, then each outstanding option held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the Optionee's death. However, each such option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of service, with respect to any option shares for which it is not otherwise at such time exercisable.

               3. In no event shall any option under this Article Three remain exercisable after the specified expiration date of the ten (10) year option term. Upon the expiration of the applicable exercise period in accordance with the subparagraphs above or (if earlier) upon the expiration of the ten (10) year option term, the option shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the Optionee's cessation of service on the Board.

II.       CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction or Change in Control, each option outstanding at the time under this Article Three but not otherwise fully exercisable shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction or Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

          B. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof). Options accelerated in connection with a Change in Control shall remain outstanding until the expiration or sooner termination of the option term.

          C. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

                                 ARTICLE FOUR

                     SALARY REDUCTION OPTION GRANT PROGRAM


I.        OPTION GRANTS

               The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Reduction Option Grant Program is to be in effect and to select the Employees eligible to participate in the Salary Reduction Option Grant Program for those calendar years. Only Employees who are Officers may participate in the Salary Reduction Option Grant Program, and each selected Officer who elects to participate in the Salary Reduction Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by a designated multiple of one percent (1%). However, the minimum amount of such salary reduction must be not less than the GREATER of (i) five percent (5%) of his or her rate of base salary for the calendar year or (ii) Ten Thousand Dollars ($10,000.00) and must not be more than the LESSER of (i) twenty five percent (25%) of his or her rate of base salary for the calendar year or (ii) Seventy Five Thousand Dollars ($75,000.00). Each individual who files a proper salary reduction authorization shall automatically be granted an option under this Salary Reduction Option Grant Program on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Stockholder approval of the Plan at the 1998 Annual Meeting of Stockholders will constitute pre-approval of each option subsequently granted pursuant to the express terms of this Salary Reduction Option Grant Program and the subsequent exercise of that option in accordance with its terms.

II.         OPTION TERMS

          Options granted under this Article Four, Section II shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms and conditions specified below. All options granted under this Article Four , Section II shall be Non-Statutory Options.

          A.   EXERCISE PRICE

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the "same-day sale" and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. NUMBER OF OPTION SHARES The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X - A DIVIDED BY (B x 66-2/3%), where

               X is the number of option shares,

               A is the dollar amount by which the Optionee's base salary is to be reduced for the calendar year, and

               B is the Fair Market Value per share of Common Stock on the grant date.

          C.   VESTING AND OPTION TERM   Each option shall become exercisable
in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the grant date.

          D.   TERMINATION OF SERVICE   Should the Optionee cease to be in
Service for any reason while holding one or more options under this Article Four, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the expiration of the three (3) year period measured from the date of such cessation of Service. Should Optionee die while holding one or more options under this Article Four, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the three (3) year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III.      CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Reduction Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the expiration of the three (3) year period measured from the date of the Optionee's cessation of Service.

          B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Reduction Option Grant Program shall automatically accelerate so that such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the expiration of the three (3) year period measured from the date of the Optionee's cessation of Service.

          C. The options granted under the Salary Reduction Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V.        REMAINING TERMS

          The remaining terms of each option granted under this Salary Reduction Option Grant Program shall be the same as the terms in effect for options granted under the Discretionary Option Grant Program.

                                 ARTICLE FIVE

                       DIRECTOR FEE OPTION GRANT PROGRAM


I.        OPTION GRANTS

          Each Director may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the start of calendar year for which the annual retainer fee which is the subject of that election is otherwise payable.
Each Director who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable. Stockholder approval of the Plan at the 1998 Annual Meeting of Stockholders will constitute pre-approval of each option subsequently granted pursuant to the express terms of this Director Fee Option Grant Program and the subsequent exercise of that option in accordance with its terms.

II.       OPTION TERMS

          Options granted under this Article Five, Section II shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms and conditions specified below. All options granted under this Article Five, Section II shall be Non-Statutory Options.

          A.   EXERCISE PRICE

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the "same-day sale" and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. NUMBER OF OPTION SHARES The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

            X - A DIVIDED BY (B x 66-2/3%), where

            X is the number of option shares,

            A is the portion of the annual retainer fee subject to the Director's election, and

            B is the Fair Market Value per share of Common Stock on the grant date.

          C. VESTING AND OPTION TERM Each option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Board service in the calendar year for which the annual retainer fee which is the subject of his or her election under this Article Five would otherwise be payable. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D.   TERMINATION OF SERVICE   Should the Optionee cease service on
the Board for any
reason (other than death or Permanent Disability) while holding one or more options under this Article Five, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the expiration of the three (3) year period measured from the date of such cessation of service on the Board. However, each option held by the Optionee under this Article Five at the time of such cessation of service on the Board shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

          E. DEATH OR PERMANENT DISABILITY Should the Optionee's service on the Board cease by reason of death or Permanent Disability, then each option held by such Optionee under this Article Five shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may, during the three(3) year period following such cessation of service on the Board, be exercised for any or all of those shares as fully-vested shares.

          Should the Optionee die while holding one or more options under this Article Five, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of service on the Board (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the three (3) year period measured from the date of the Optionee's cessation of service on the Board.

III.      CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction while the Optionee remains a Director, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the expiration of the three (3) year period measured from the date of the Optionee's cessation of service on the Board.

          B. In the event of a Change in Control while the Optionee remains in service on the Board, each outstanding option held by such Optionee under the Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all o those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the EARLIER of
(i) the expiration of the ten (10) year option term of (ii) the expiration of the three (3) year period measured from the date of the Optionee's cessation of service on the Board.

          C. The options granted under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.       REMAINING TERMS

          The remaining terms of each option granted under the Director Fee Option Grant Program shall be the same as the terms in effect for options granted under the Discretionary Option Grant Program.

                                  ARTICLE SIX

                                 MISCELLANEOUS

I.        FINANCING

          A. The Plan Administrator may permit any Optionee under the Discretionary Option Grant Program to pay the option exercise price by delivering a promissory note payable to the Corporation (or any Parent or Subsidiary) in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price payable for the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the Optionee in connection with the option exercise.

          B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

 II.      AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options at the time outstanding under the Plan, unless the affected Optionees consent to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations or if stockholder approval is required by the Board.

          B. Options to purchase shares of Common Stock may be granted under the Plan, which are in excess of the number of shares then available for issuance under the Plan, provided that any excess shares actually issued under the Plan are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess options are granted, then (i) any unexercised excess options shall terminate and cease to be exercisable and
(ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at a rate to be determined by the Plan Administrator) for the period the shares were held in escrow.

III.      TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable federal and state income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate, provide Optionees with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of options under the Plan, a portion of such shares with an aggregate Fair Market Value equal to the designated percentage (up to 100% as specified by the Optionee) of any federal and state income and employment taxes incurred in connection with the acquisition of such shares. In lieu of such direct withholding, Optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such taxes. The withheld or delivered shares shall be valued at Fair Market Value on the exercise date.

IV.       EFFECTIVE DATE AND TERM OF PLAN

          A. The Plan shall become effective immediately upon approval by the Corporation's stockholders at the Corporation's Annual Meeting of Stockholders on June 9, 1998. If such stockholder approval is not obtained, then any options granted under the Plan after the date on which the Plan was adopted by the Board but before the date of the Annual Meeting of Stockholders shall terminate and any shares issued hereunder shall be repurchased by the Corporation at the purchase price paid, together with interest (at a rate to be determined by the Plan Administrator).

          B. The Plan shall terminate upon the EARLIEST of (i) June 9, 2008, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares pursuant to the exercise of options under the Plan, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those grants.

V.        USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

VI.       REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise of any options granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there has been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

VII.      NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such Optionee's Service at any time for any reason, with or without cause.

                                   APPENDIX

The following definitions shall be in effect under the Plan:

     A.  BOARD shall mean the Corporation's Board of Directors.

     B. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

          1. The acquisition, directly or indirectly, by any person or related group of persons (other than the

Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

          2. A change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board, by reason of one or more contested elections for Board membership, ceases to be comprised of individuals who either (A) have been Directors continuously since the beginning of such period or (B) have been elected or nominated for election as Directors during such period by at least a majority of the Directors described in clause (A) who were still in office at the time the Board approved such election or nomination.

     C.   CODE shall mean the Internal Revenue Code of 1986, as amended.

     D.   COMMON STOCK shall mean the Corporation's common stock.

     E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

          1. A merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

          2. The sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     F. CORPORATION shall mean ENCAD, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of ENCAD, Inc. which shall by appropriate action adopt the Plan.

     G.   DIRECTOR shall mean any non-employee member of the Board.

     H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the Corporation as to both the work to be performed and the manner and method of performance.

     I. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise and full payment of the Option Price.

     J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          1. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          2. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     K. INCENTIVE STOCK OPTION shall mean any option granted under the Plan, intended to satisfy the requirements of Internal Revenue Code Section 422.

     L. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

          1. Such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          2. Such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     M. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by the Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by the Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

     N. NON-STATUTORY OPTION shall mean any option granted under the Plan which is not intended to satisfy the requirements of Internal Revenue Code
Section 422.

     O. OFFICER shall mean any Employee who is deemed an Insider of the Corporation pursuant to the provisions of Section 16.

     P. OPTIONEE shall mean any person to whom an option is granted under the Plan.

     Q. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     R. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the Director to perform his or her usual duties as a Director by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     S. PLAN shall mean the Corporation's 1998 Stock Option Plan, as set forth in this document.

     T. PLAN ADMINISTRATOR shall mean either the Board or a committee or designee(s) of the Board acting in its administrative capacity under the Plan.

     U. PLAN EFFECTIVE DATE shall mean June 9, 1998, the date on which the Plan was adopted by the Corporation's stockholders.

     V. PRIMARY COMMITTEE shall mean the committee of two (2) or more Directors appointed by the Board to administer the Discretionary Option Grant Program with respect to Officers.

     W. SECONDARY COMMITTEE shall mean a committee of one (1) or more Directors appointed by the Board to administer the Discretionary Option Grant Program with respect to individuals other than Officers.

     X. SERVICE shall mean the performance of services to the Corporation (or any Parent or Subsidiary) by any person in the capacity of an Employee or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable option agreement.

     Y. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     Z. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.